Independent auditors' consent


The board and shareholders
Strategist Growth and Income Fund, Inc.:
     Strategist Balanced Fund
     Strategist Equity Fund
     Strategist Equity Income Fund
     Strategist Total Return Fund

The board of trustees and unitholders Growth and Income Trust:
     Balanced Portfolio
     Equity Portfolio
     Equity Income Portfolio
     Total Return Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

/s/ KPMG Peat Marwick LLP


KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 25, 1998